                                                                    Exhibit 23.1



                    Consent of Independent Public Accountants


We hereby consent to the use of our report on Television Food Network, G.P. dated February 16, 1996 and our report on America's Health Network (a development stage enterprise), dated March 15, 1996 included in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K.


Providence, RI
October 31, 1996

                                                       /s/ KPMG Peat Marwick LLP